UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2013

SUNLINK HEALTH SYSTEMS, INC.

(Exact Name Of Registrant As Specified In Charter)

Ohio	1-12607	31-0621189
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (770) 933-7000

(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A-2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The engagement of A. Ronald Turner by SunLink Health Systems, Inc. to provide services to SunLink as its Chief Operating Officer will terminate effective February 9, 2013. Mr. Turner was engaged by the Company as an independent contractor under the terms of a management services agreement with Centric Management Services Co., LLC. Such agreement provided for the full-time and exclusive services of CMS through the services of its principal, Mr. Turner. SunLink has given notice of its termination of such contract pursuant to the terms thereof. Mr. Turner has ceased providing services under the contract and with the expiration of the notice period thereunder and termination of the contract effective February 9, 2013, Mr. Turner will cease to be an executive officer of the Company.

Item 7.01	Regulation FD Disclosure; Item 8.01 Other Events.

On February 5, 2013, SunLink issued a press release to announce the commencement of an offer to purchase for cash all of its common shares held by holders of 99 or fewer shares of SunLink as of January 31, 2013, in a tender offer at a purchase price of $1.50 per share. In addition to the $1.50 per share purchase price, SunLink is offering each tendering holder a $100 bonus upon completion of the Offer for properly executed tenders of all shares beneficially owned by such holder which are received and not withdrawn prior to the Expiration Time of the Offer. In connection with the Offer, SunLink stated that if the results of the Offer allow, it intends to deregister and delist its common shares and take the Company private. The Offer is open only to odd lot holders as of January 31, 2013. The Offer is not conditioned on any minimum number of total shares being tendered. The scheduled Expiration Time for the Offer is 5:00 PM, New York City time on March 12, 2013, but it can be extended at the Company’s discretion in accordance with applicable law. The press release also announced that SunLink’s Board and management have determined to focus the Company’s strategic investments on enhancing SunLink’s existing hospital portfolio, including the selective disposal of underperforming and/or non-strategic hospital facilities. The press release further announced that the Company expects to be in violation of at least one covenant under a hospital facility based loan for the period ended December 31, 2012 and is currently discussing a modification or waiver of this violation with the lender.

Item 9.01	Financial Statements and Exhibits.

Exhibits. The following exhibits are filed with this report:

Exhibit 99.1 – SunLink Health Systems, Inc. Press Release dated February 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

By:	/s/ Mark J. Stockslager
Name:	Mark J. Stockslager
Title:	Chief Financial Officer

Dated: February 5, 2013

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	SunLink Health Systems, Inc. Press Release dated February 5, 2013.

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